UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                            FORM 8-K

                         CURRENT REPORT

              Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


                Date of Report:  August 28, 2003
       (Date of Earliest Event Reported: August 26, 2003)

                   EL PASO NATURAL GAS COMPANY
     (Exact name of Registrant as specified in its charter)


     Delaware             1-2700             74-0608280
  (State or other    (Commission File     (I.R.S. Employer
  jurisdiction of         Number)       Identification No.)
 incorporation or
   organization)

                        El Paso Building
                      1001 Louisiana Street
                      Houston, Texas 77002
       (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (713) 420-2600


Item 7.  Financial Statements, ProForma Financial Information
         and Exhibits
           -----------------------------------------------------

          (c)  Exhibits.

                Exhibit
                 Number    Description
                -------    -----------
                  99.1     Press Release dated August 26, 2003.

Item 9.  Regulation FD
         -------------

     On August 26, 2003, we announced the purchase of Copper Eagle Gas Storage, L.L.C. from Arizona Gas Storage, L.L.C. and APACS Holdings LLC for a total purchase price of approximately $12 million. At closing, we paid $2.5 million in cash. The remaining amount will be paid over the next twelve months. In addition, we intend to acquire land for an additional amount of approximately $9 million that will allow for further development of the project. A copy of our press release is attached as
Exhibit 99.1. The attached Exhibit is not filed, but is furnished to comply with Item 9 of Form 8-K.





                           SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              EL PASO NATURAL GAS COMPANY



                              By:  /s/ Greg G. Gruber
                                 ---------------------------
                                     Greg G. Gruber
                                 Senior Vice President,
                         Chief Financial Officer and Treasurer
                      (Principal Financial and Accounting Officer)

Dated:  August 28, 2003

                          EXHIBIT INDEX

     Exhibit
     Number       Description
     -------      -----------
      99.1        Press Release dated August 26, 2003.